POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Ariana Cooper, Greg Daddario, Eugene Drozdetski, Brian Kindelan, Charles Park, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Raymond Ling, Tom DeCapo and Eric Requenez of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of December 12, 2014.

By:	/s/ Barbara Novick

Print: Barbara Novick

Annex A

1.	BlackRock Build America Bond Trust	BBN
2.	BlackRock California Municipal 2018 Term Trust	BJZ
3.	BlackRock California Municipal Income Trust	BFZ
4.	BlackRock Core Bond Trust	BHK
5.	BlackRock Corporate High Yield Fund, Inc.	HYT
6.	BlackRock Credit Allocation Income Trust	BTZ
7.	BlackRock Debt Strategies Fund, Inc.	DSU
8.	BlackRock Defined Opportunity Credit Trust	BHL
9.	BlackRock Energy and Resources Trust	BGR
10.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
11.	BlackRock Enhanced Equity Dividend Trust	BDJ
12.	BlackRock Enhanced Government Fund, Inc.	EGF
13.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
14.	BlackRock Floating Rate Income Trust	BGT
15.	BlackRock Florida Municipal 2020 Term Trust	BFO
16.	BlackRock Global Opportunities Equity Trust	BOE
17.	BlackRock Health Sciences Trust	BME
18.	BlackRock Income Trust, Inc.	BKT
19.	BlackRock International Growth and Income Trust	BGY
20.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
21.	BlackRock Limited Duration Income Trust	BLW
22.	BlackRock Long-Term Municipal Advantage Trust	BTA
23.	BlackRock Maryland Municipal Bond Trust	BZM
24.	BlackRock Massachusetts Tax-Exempt Trust	MHE
25.	BlackRock Multi-Sector Income Trust	BIT
26.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
27.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
28.	BlackRock MuniAssets Fund, Inc.	MUA
29.	BlackRock Municipal 2018 Term Trust	BPK
30.	BlackRock Municipal 2020 Term Trust	BKK
31.	BlackRock Municipal Bond Investment Trust	BIE
32.	BlackRock Municipal Bond Trust	BBK
33.	BlackRock Municipal Income Investment Quality Trust	BAF
34.	BlackRock Municipal Income Investment Trust	BBF
35.	BlackRock Municipal Income Quality Trust	BYM
36.	BlackRock Municipal Income Trust	BFK
37.	BlackRock Municipal Income Trust II	BLE
38.	BlackRock Municipal Target Term Trust	BTT
39.	BlackRock MuniEnhanced Fund, Inc.	MEN
40.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
41.	BlackRock MuniHoldings Fund, Inc.	MHD
42.	BlackRock MuniHoldings Fund II, Inc.	MUH
43.	BlackRock MuniHoldings Investment Quality Fund	MFL
44.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
45.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
46.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
47.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
48.	BlackRock MuniVest Fund, Inc.	MVF
49.	BlackRock MuniVest Fund II, Inc.	MVT
50.	BlackRock MuniYield Arizona Fund, Inc.	MZA

51.	BlackRock MuniYield California Fund, Inc.	MYC
52.	BlackRock MuniYield California Quality Fund, Inc.	MCA
53.	BlackRock MuniYield Fund, Inc.	MYD
54.	BlackRock MuniYield Investment Fund	MYF
55.	BlackRock MuniYield Investment Quality Fund	MFT
56.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
57.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
58.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
59.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
60.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
61.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
62.	BlackRock MuniYield Quality Fund, Inc.	MQY
63.	BlackRock MuniYield Quality Fund II, Inc.	MQT
64.	BlackRock MuniYield Quality Fund III, Inc.	MYI
65.	BlackRock New Jersey Municipal Bond Trust	BLJ
66.	BlackRock New Jersey Municipal Income Trust	BNJ
67.	BlackRock New York Municipal 2018 Term Trust	BLH
68.	BlackRock New York Municipal Bond Trust	BQH
69.	BlackRock New York Municipal Income Quality Trust	BSE
70.	BlackRock New York Municipal Income Trust	BNY
71.	BlackRock New York Municipal Income Trust II	BFY
72.	BlackRock Pennsylvania Strategic Municipal Trust	BPS
73.	BlackRock Preferred Partners LLC	--
74.	BlackRock Resources & Commodities Strategy Trust	BCX
75.	BlackRock Science and Technology Trust	BST
76.	BlackRock Utility and Infrastructure Trust	BUI
77.	BlackRock Virginia Municipal Bond Trust	BHV
78.	The BlackRock Strategic Municipal Trust	BSD